DATED          31st March 2001
                         ------------------------------







                               (1) GW 313 LIMITED



                                (2) VIZACOM INC.











                               CHARGE OVER SHARES
           AS SECURITY IN RESPECT OF CERTAIN OBLIGATIONS OF SERIF INC.









                                 Edwards Geldard
                                 44 The Ropewalk
                                   Nottingham
                                     NG1 5EL

                               Tel: 0115 840 4499
                               Fax: 0115 840 4500
                                    DX: 10010
                                  REF: MJR/JAH

THIS CHARGE is dated                          31st March 2001 and made between:-


(1) GW 313 LIMITED a company incorporated in England (company number 4180821) whose registered office is at Windsor House, 3 Temple Row, Birmingham B2 5JR ("the Chargor"); and


(2) VIZACOM INC. a corporation incorporated in the State of Delaware whose principal place of business is situated at 3912 Veterans' Memorial Highway, Bohemia, New York, 11716, United States of America ("the Chargee").

WITNESSES as follows:-

1.   COVENANT TO PAY


     1.1 The Chargor covenants with the Chargee that it will on demand pay and discharge to the Chargee all monies obligations and liabilities whether principal interest or otherwise which are or may at any time in the future be due for payment or discharge by Serif Inc. ("the Company") to the Chargee under or in respect of the Promissory Note whether actual or contingent and whether alone severally or jointly as principal guarantor surety or otherwise and in whatever name or style and whether on any current or other account or in any other manner together with interest charges and other expenses so that interest shall be calculated and compounded as may be agreed from time to time between the parties or, if not agreed, at an annual rate equal to 4 per cent per annum above the base rate from time to time of National Westminster Bank plc as well after as before any demand made or judgement obtained. For the purposes of this Charge the term or expression Promissory Note, shall have the same meaning ascribed to that term in the Share Acquisition Agreement executed and completed on even date by the Chargee and the Chargor.

2.   CHARGE

     2.1 The Chargor with full title guarantee and as continuing security for the payment and discharge of all monies obligations and liabilities hereby covenanted to be paid or discharged by the Chargor charges to the Chargee the Chargor's shares in the capital of Serif Europe
          Limited and all stock shares warrants or other securities rights dividends interest or other property whether of a capital or income nature accruing offered issued or deriving at any time by way of dividend bonus redemption exchange purchase substitution conversion consolidation subdivision preference option or otherwise attributable to any of such shares or any of the derivative assets previously described with the intent that the security so constituted shall extend to all beneficial interest of the Chargor in such shares and derivative assets and to any proceeds of sale or other realisation of such shares or derivative assets

3.   DEPOSIT OF TITLE DOCUMENTS AND FURTHER ASSURANCE

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     3.1  The Chargor  shall on the execution  of this Charge  deposit  with the
          Chargee all stock or share certificates or other documents of title to or representing the property charged by this Charge together with such duly executed transfers or assignments in favour of the Chargee with the name of the transferee date and consideration left blank as the Chargee may require to enable the Chargee to vest the same in the Chargee or its nominees at any time after this Charge has become enforceable and to the intent that the Chargee may at any time thereafter without notice present such transfers or assignments for registration

     3.2 The Chargor shall subject to clause 3.3 upon the accrual offer issue or receipt of any derivative assets as referred to in clause 2.1 deliver or pay to the Chargee or procure the delivery or payment to the Chargee of all such derivative assets or the stock or share certificates or other documents of title to or representing them together with such duly executed transfers or assignments in favour of the Chargee with the name of the transferee date and consideration left blank as the Chargee may require to enable the Chargee to vest the same in the Chargee or its nominees at any time after this Charge has become enforceable and to the intent that the Chargee may at any time thereafter without notice present such transfers or assignments for registration

     3.3 Until such time as this Charge has become enforceable the Chargee will:-

          3.3.1 hold all dividends interest and other income deriving from and received by them in respect of any property charged by this Charge for the account of the Chargor and will pay such dividends interest and other income to the Chargor on request; and

          3.3.2 exercise all voting and other rights and powers attached to the property charged by this Charge as the Chargor may from time to time in writing reasonably direct provided that such direction does not adversely affect the property charged by this Charge and is not otherwise inconsistent with this Charge

     3.4 Without prejudice to anything else contained in this Charge the Chargor shall at anytime at the request of the Chargee but at the cost of the Chargor promptly sign seal execute deliver and do all deeds instruments transfers renunciations proxies notices documents acts and things in such form as the Chargee may from time to time require for creating perfecting or protecting the security over the property charged by this Charge or any part of it or for facilitating its realisation

4.   REPRESENTATIONS WARRANTIES AND COVENANTS BY THE CHARGOR

     4.1 The Chargor represents and warrants to the Chargee and undertakes that:-

          4.1.1 he is and will be the sole absolute and beneficial owner and the registered holder of all of the property charged by this Charge free from encumbrances with full title guarantee and will not create or attempt create or permit to arise or subsist any encumbrance other than this Charge on or over the said property; and

          4.1.2 he has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of his right title and interest in and to the property charged by this Charge or any part of it and will not do any of the foregoing at any time during the subsistence of this Charge

     4.2 The Chargor shall not do or cause or permit anything to be done which may adversely affect the security created or purported to be created by this Charge or which is a variation or abrogation of the rights attaching to or conferred by all or any part of the property charged by this Charge without the prior written consent of the Chargee and shall take such action as the Chargee may in its discretion direct in relation to any proposed compromise arrangement reorganisation conversation repayment offer or scheme of arrangement affecting all or any part of the property charged by this Charge

5.   RIGHTS OF THE CHARGEE

     5.1 The Chargee may at its discretion at any time after this Charge has become enforceable (in the name of the Chargor or otherwise and without any consent or authority on the part of the Chargor) exercise the following rights and powers in respect of the property charged by this Charge:-

          5.1.1 any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names property charged by this Charge is registered; and

          5.1.2 all the powers given to trustees by Sections 10 (3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustees Investments Act 1961) in respect of securities or property subject to a trust

     5.2 The powers conferred on the Chargee by this Charge are solely to protect its interest in the property charged by this Charge and shall not impose any duty on the Chargee to exercise any such powers. The Chargee shall not be liable to account as mortgagee in possession in respect of all or any of the property charged by this Charge and shall not be liable for any loss upon realisation or for any failure to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor of any such matter or for any failure to ensure that the correct amounts (if any) are paid or received in respect of the charged property or for any other loss of any nature whatsoever in connection with the charged property

6.   ENFORCEMENT

     6.1 This Charge shall become enforceable:-

          6.1.1 if any of the monies obligations and liabilities secured by this Charge shall not be paid or discharged by the Chargor in accordance with clause 1; or

          6.1.2 if the Chargor or the Company shall be in breach of any provision of this Charge or of any agreement or other document containing any terms and conditions of or applicable to the monies obligations and liabilities secured by this Charge and such breach, if capable of remedy, is not remedied to the reasonable satisfaction of the Chargee within 30 days of the Chargor's knowledge of the breach

     6.2 Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Charge and the statutory power of sale and all other powers under that or any other Act as varied or extended by this Charge shall arise on and be exercisable at any time after the Chargees shall have demanded the payment or discharge by the Chargor of all or any of the monies obligations and liabilities secured by this Charge

7.   POWER OF SALE

     7.1 At any time after the security constituted by this Charge has become enforceable the Chargee may without further notice to the Chargor exercise the power to sell or otherwise dispose of the whole or any part of the charged property, in such manner and on such terms and for such consideration (whether payable immediately or by instalments) as the Chargee shall in its absolute discretion think fit and without liability for loss whatsoever, and may (without prejudice to any right which they may have under any other provision of this Charge) treat such part of the charged property as consists of money as if it were the proceeds of such a sale or other disposal and the Chargee shall after the payment of any claims having priority to the security created by this Charge apply the proceeds in paying the costs of sale or other disposal and in or towards the discharge of the monies obligations and liabilities secured by this Charge in such order as the Chargee in its absolute discretion think fit and the surplus (if any) of such proceeds shall be paid to the person or persons entitled to it

8.   PROTECTION OF THIRD PARTIES

     8.1 No purchaser mortgagee or other person dealing with the Chargee shall be concerned to enquire whether the monies obligations and liabilities secured by this Charge have become payable or whether any power which the Chargee is purporting to exercise has become exercisable or whether any money is due under this Charge or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale by or other dealing with the Chargee. All the protection to purchasers contained in Sections 104 and 107 of the Law of Property

          Act 1925 shall apply to any person purchasing from or dealing with the Chargee as if the monies obligations and liabilities secured by this Charge had become due and the statutory powers of sale in relation to the charged property had arisen on the date of this Charge

9.   POWER OF ATTORNEY

     9.1 The Chargor by way of security irrevocably appoints the Chargee jointly and severally to be the attorney of the Chargor (with powers of substitution and delegation) for the Chargor and in its name or otherwise and on its behalf and as its act and deed to sign seal execute deliver perfect and do all deeds instruments transfers renunciations proxies notices documents acts and things which the Chargor may or ought to do under the covenants and provisions contained in this Charge and generally in its name and on its behalf to exercise all or any of the powers authorities and discretions conferred by or pursuant to this Charge or by the Law of Property Act 1925 on the Chargee and to execute and deliver and otherwise perfect any deed assurance agreement instrument or act which they may deem proper in the exercise of all or any of the powers authorities or discretions conferred on the Chargee pursuant to this Charge

10.  MISCELLANEOUS

     10.1 The Chargee may without discharging or in anyway affecting the security created by this Charge or any remedy of the Chargee grant time or other indulgence or abstain from exercising or enforcing any remedies securities guarantees or other rights which they may now or in the future have from or against the Chargor and may make any arrangement variation or release with any person or persons without prejudice either to this Charge or the liability of the Chargor for the monies obligations and liabilities secured by this Charge

     10.2 The Chargee shall have a full and unfettered right to assign the whole or any part of the benefit of this Charge and the expression "the Chargee" shall include its successors and assigns and the Chargee shall be entitled to disclose any information to any actual or prospective assignee successor or participant

     10.3 Any demand or notice under this Charge may be served personally on the Chargor or may be sent by post facsimile or may be delivered to the last known residential address of the Chargor. If such demand or notice is sent by post it shall be deemed to have been received on the day following the day on which it was posted and shall be effective notwithstanding that it was not in fact delivered or was returned undelivered. If sent by facsimile it shall be deemed to have been received (whether or not actually received) at the time of dispatch as stated on the facsimile transmission slip

     10.4 This Charge shall be governed by and construed in accordance with the laws of England and the Chargor irrevocably submits to the non exclusive jurisdiction of the English Courts

        IN WITNESS whereof the Chargor and the Chargee have executed this Charge as a Deed

EXECUTED as a DEED by
GW 313 LIMITED
acting by:



        Director   /s/ James Bryce



        Secretary/Second Secretary   /s/ David Southgate





EXECUTED as a DEED by                           /s/ Vincent DiSpigno
VIZACOM INC.
in accordance with its constitution and         /s/ Neil M. Kaufman
the laws of the State of Delaware